EXHIBIT 10.2

FOURTH AMENDMENT TO THE
THE FEDERAL HOME LOAN BANK OF BOSTON
THRIFT BENEFIT EQUALIZATION PLAN
(Effective January 1, 2009)

WHEREAS, the Federal Home Loan Bank of Boston (the “Bank”) has adopted and currently maintains the Federal Home Loan Bank of Boston Thrift Benefit Equalization Plan (the “Thrift BEP”), effective January 1, 2009; and
WHEREAS, Section 8.11 of the Thrift BEP reserves to the Board of Directors of the Bank (the “Board”) the right to amend the Thrift BEP from time to time, in whole or in part; and
WHEREAS, the Bank desires to amend the Thrift BEP to provide that employees who are not corporate officers of the Bank may participate in the Thrift BEP, solely to the extent provided by resolution of the Board of Directors
NOW, THEREFORE, Section 1.16 of the Thrift BEP is amended as set forth below, effective June 30, 2014:
“1.16    “Eligible Executive” or “Executive” means an employee of the Bank who is a corporate officer or any other member of a select group of management or highly compensated employees who has been selected to be a Participant in the Plan by the Board of Directors or the Committee.

Executed this _27__ day of __June________, 2014.
FEDERAL HOME LOAN BANK OF BOSTON

By: /s/Barry F. Gale_____________________

Its: SVP/Executive Director - Human Resources